UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 19, 2006
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

650 Washington Road, 8th Floor Pittsburgh, Pennsylvania	15228
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 19, 2006, Linn Energy, LLC (“Linn Energy”) entered into a definitive purchase and sale agreement with Blacksand Energy, LLC (“Blacksand Energy”) to acquire all the equity interests of certain affiliated entities of Blacksand (the “Blacksand Acquisition”). At the closing of the transaction, Linn Energy will pay Blacksand $291 million, subject to closing adjustments, and will acquire the Blacksand assets located in the Brea Olinda Field in Orange County, California. The closing of the Blacksand Acquisition is subject to Linn Energy’s completion of its due diligence and other customary closing conditions. The foregoing description of the Blacksand Acquisition is not complete and is qualified in its entirety by reference to the full text of the purchase and sale agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     On July 21, 2006, Linn Energy Mid-Continent Holdings, LLC (“Linn Energy Mid-Continent”), a wholly owned subsidiary of Linn Energy, entered into a definitive purchase agreement with Kaiser-Francis Oil Company (“Kaiser-Francis”) to acquire certain Mid-Continent assets located in North Central Oklahoma (the “Kaiser Acquisition”). At the closing of the transaction, Linn Energy Mid-Continent will pay Kaiser-Francis $125 million, subject to closing adjustments. The closing of the Kaiser Acquisition is subject to Linn Energy’s completion of its due diligence and other customary closing conditions. The foregoing description of the Kaiser Acquisition is not complete and is qualified in its entirety by reference to the full text of the purchase and sale agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.
     Linn Energy anticipates that both acquisitions, which remain subject to customary closing conditions and purchase price adjustments, will close on or before August 15, 2006. Neither acquisition is conditioned upon the closing of the other transaction. Linn Energy intends to finance the acquisitions with a combination of borrowings under its secured revolving credit facility and a $250 million, 365-day bridge facility. In connection with these acquisitions, Linn Energy’s lenders under its credit facility have agreed in principle, subject to customary approvals, to an increase in the facility size from $400 million to $800 million and an increase in the borrowing base from $265 million to $480 million.
     A copy of the press release announcing these two acquisitions is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 2.1*	Purchase and Sale Agreement by and among Linn Energy, LLC and Blacksand Energy, LLC dated July 19, 2006.

Exhibit 2.2*	Purchase and Sale Agreement between Kaiser-Francis Oil Company and Linn Energy Mid-Continent Holdings, LLC dated July 21, 2006.

Exhibit 99.1	Press Release dated July 24, 2006 announcing two acquisitions.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Linn Energy will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC
Date: July 25, 2006	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1*	Purchase and Sale Agreement by and among Linn Energy, LLC and Blacksand Energy, LLC dated July 19, 2006.

Exhibit 2.2*	Purchase and Sale Agreement between Kaiser-Francis Oil Company and Linn Energy Mid-Continent Holdings, LLC dated July 21, 2006.

Exhibit 99.1	Press Release dated July 24, 2006 announcing two acquisitions.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Linn Energy will furnish copies of such schedules to the Securities and Exchange Commission upon request.